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Exhibit 10.14
Confidential treatment requested

DEVELOPMENT AGREEMENT

    This Agreement is made and entered into on this 20th day of July, 1999 ("Effective Date") between Seattle Genetics, Inc. ("Seattle Genetics"), a Delaware corporation with offices at 22215 26th Avenue, Bothell, WA 98021 and GTC Corporation ("GTC"), a Massachusetts corporation with offices at 175 Crossing Boulevard, Framingham, MA 01701-9322.

    Whereas, Seattle Genetics and GTC agree to collaborate under the following terms and conditions on the further development of humanized huBR96-2 mAb with the intent of determining the clinical and commercial potential for this version of BR96. In consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

  1.
  GTC will prepare up to [*] ([*])[*] of transgenic humanized BR96-2 monoclonal antibody ("tg huBR96-2 mAb") research grade from the milk of transgenic goats and purified by, captured by and eluted from a Protein A affinity chromatography column for delivery to Seattle Genetics. GTC will use reasonable commercial efforts to deliver such tg huBR96-2 mAb to Seattle Genetics within [*] ([*]) months of the date hereof.

  2.
  Seattle Genetics will evaluate the potential efficacy of tg huBR96-2 mAb and if Seattle Genetics determines that tg huBR96-2 mAb should enter development, then Seattle Genetics will evaluate the safety of a second generation BR96 antibody-drug conjugate based on the tg huBR96-2 mAb using appropriate pre-clinical models as determined by Seattle Genetics.

  3.
  In the event Seattle Genetics decides to continue with the clinical development and based on the clinical results decides to proceed with the commercial use of a second generation BR96 product based on tg huBR96-2 mAb, Seattle Genetics agrees that GTC will be the exclusive manufacturer and supplier of tg huBR96-2 mAb. The parties shall use good faith effort to enter into agreement(s) for the manufacturing and delivery of tg huBR96-2 mAb, as appropriate for the pre-clinical, clinical and commercialization needs. The agreement(s) will contain reasonable commercial terms customary in the industry and as mutually agreed upon by the parties.

  4.
  It is estimated that Seattle Genetics will be in a position to make a [*] decision regarding development of tg huBR96-2 mAb within [*] ([*]) [*] of receipt of the [*] ([*])[*] of tg huBR96-2 mAb.

  5.
  In the event that Seattle Genetics makes the decision to discontinue the development of tg huBR96-2 mAb and decides to continue with the development of huBR96-2 mAb derived from an alternative expression system and GTC has delivered the [*] ([*]) [*] of tg huBR96-2 mAb Settle Genetics agrees to pay GTC $[*].

    Seattle Genetics and GTC represent to one another that they have the right to enter into this Agreement, as well as the right to further develop and commercialize tg huBR96-2 mAb as contemplated by this Agreement.

    EXCEPT AS SET FORTH ABOVE, THE PARTIES EXCLUDE FROM THIS AGREEMENT ALL REPRESENTATIONS AND WARRANTIES INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTAB1LITY AND OF FITNESS FOR A PARTICULAR PURPOSE.

[*]   Confidential treatment requested

    Seattle Genetics and GTC anticipate that they will exchange proprietary and confidential information during the term of this Agreement. The use and disclosure of such information is governed by the agreement of the panics pertaining to confidentiality, executed by the panics on or before the date of this Agreement ("Non-Disclosure"), a copy of which is attached hereto as Exhibit A.

    This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, excluding its principles relating to conflict of laws.

    In witness whereof, the parties have caused this Agreement to be executed by their authorized representatives, to be effective as of the Effective Date above.

GENZYME TRANSGENICS CORPORATION
By:	/s/ MICHAEL W. YOUNG
Name:	Michael W. Young
Title:	V.P. Commercial Development
Date:	16 July 1999
SEATTLE GENETICS, INC.
By:	/s/ H. PERRY FELL
Name:	H. Perry Fell
Title:	President
Date:	7-20-99

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DEVELOPMENT AGREEMENT